UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 2, 2009 (October 1, 2009)
WESTERN GAS PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-34046 (Commission File Number)	26-1075808 (IRS Employer Identification No.)
1201 Lake Robbins Drive
The Woodlands, Texas 77380-1046
(Address of principal executive office) (Zip Code)
(832) 636-6000
(Registrants’ telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b), (c), (d) Effective October 1, 2009, the Board of Directors of our general partner, Western Gas Holdings, LLC (the “General Partner”), appointed Donald R. Sinclair to serve as President and as a director of the General Partner. Mr. Sinclair, age 51, most recently was a founding partner and served as President of Ceritas Energy, LLC, a midstream energy company headquartered in Houston, from February 2003 to September 2009. From April 1997 to September 1998 Mr. Sinclair was President of Duke Energy Trading and Marketing LLC, and served as Chairman of the Energy Risk Committee for Duke Energy Corporation. Prior to joining Duke, Mr. Sinclair served as Senior Vice President of Tenneco Energy and as President of Tenneco Energy Resources. Previously, as one of the original principals and officers at Dynegy Inc. (formerly NGC Corporation), he served for eight years in various officer positions, including Senior Vice President and Chief Risk Officer, where he was in charge of all risk management activities and commercial operations.
In addition, also effective October 1, 2009, Robert G. Gwin has been appointed as Chairman of the Board and Chief Executive Officer of the General Partner. Danny J. Rea will continue in his role as Senior Vice President and Chief Operating Officer of the General Partner but has ceased service as a director, and R.A. Walker will continue as a director of the General Partner.
(e) In connection with Mr. Sinclair’s appointment, the expected portion of Mr. Sinclair’s compensation that will be allocable to the Partnership by Anadarko includes: (i) an annual base salary of approximately $225,000; (ii) a bonus opportunity under Anadarko’s annual incentive program with a target amount equal to 60% of the above base salary; and (iii) an initial equity award under the Western Gas Holdings, LLC Amended and Restated Equity Incentive Plan (the “Plan”) of 20,000 Unit Appreciation Rights, 20,000 Unit Value Rights and 20,000 Distribution Equivalent Rights, each of which generally vests in two equal installments, on the second and fourth anniversaries of the date of the grant. Mr. Sinclair will also be eligible to receive future equity awards in such amounts under our equity-based compensation programs, to be determined by the General Partner’s Board of Directors, as described under the heading “Executive Compensation — Compensation Discussion and Analysis — Elements of compensation” in our Form 10-K for the year ended December 31, 2008, as filed with the Securities and Exchange Commission on March 13, 2009. Mr. Sinclair is also eligible to participate in Anadarko’s other benefits, including welfare and retirement benefits, severance benefits and change of control benefits, compensation programs, and other benefits on the same basis as other eligible Anadarko employees, and the Partnership will bear the expenses related to the portion of such benefits allocable to the Partnership.
A copy of the news release relating to this disclosure is furnished herewith as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits

Exhibit
Number	Exhibit Title

99.1	Western Gas Partners, LP Press Release, dated October 1, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WESTERN GAS PARTNERS, LP
By:	Western Gas Holdings, LLC,
its general partner

Dated: October 2, 2009	By:	/s/ Amanda M. McMillian
Amanda M. McMillian
Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit
Number	Exhibit Title

99.1	Western Gas Partners, LP Press Release, dated October 1, 2009.